SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549
                           __________


                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

        Date of report (Date of earliest event reported)

                          May 14, 1998


                      COMPTEK RESEARCH, INC.
     --------------------------------------------------------
        (Exact Name of Registrant as Specified in Charter)

      New York             1-8502              16-0959023
-------------------    -------------     -----------------------
  (State of Other     (Commission          (IRS Employer Identi-
  Jurisdiction of      File Number          fication No.)
   Incorporation)

 2732 Transit Road, Buffalo, New York            14224-2523
----------------------------------------        -----------
(Address of Principal Executive Offices          (Zip Code)

Registrant's telephone number,                  (716) 677-4070
including area code:                          ------------------


                          Not Applicable
-----------------------------------------------------------------
  (Former Name or Former Address, if Changed Since Last Year)

<PAGE 1>

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On May 14, 1998, Comptek Research, Inc. (the "Company"), concluded the acquisition of PRB Associates, Inc. ("PRB"), a privately held supplier of military mission planning systems. The acquisition was accomplished by the purchase of all outstanding shares of PRB for $19 million in cash and $1 million in promissory notes. PRB will maintain a principal place of business in Hollywood, Maryland and will be operated as a wholly-owned subsidiary of the Company. The amount of consideration paid was based upon arms-length negotiations between the Company and the Shareholders of PRB. The principal shareholders of PRB were Lawrence M. Schadegg, James N. Agamaite, Richard A. Bos, Allan D. Crane, and Daniel T. Doherty. In connection with completing the transaction Messrs. Schadegg, Crane, and Doherty entered into three-year employment agreements with PRB providing for their continued service as officers of PRB, as a subsidiary of the Company.

          In connection with the completion of the acquisition, the Company's existing credit facility with Manufacturers and Traders Trust Company ("M&T Bank") was restructured and a new facility was established with M&T Bank and KeyBank National Association for use by the Company and its subsidiaries to fund the acquisition and provide working capital. Prior to the acquisition, the Company's credit facility consisted of
          (i) a revolving credit agreement with a maximum borrowing line of $10,000,000 and (ii) a five-year term loan which was used to finance the Company's acquisition of Advanced Systems Development, Inc. in
          March 1996.   On March 31, 1998, the Company had
          approximately $550,000 outstanding on the revolving credit agreement and a balance of $3,000,000 on the five-year term loan.

          The Company's credit facility has been revised, as follows:

          (a) A new, $12,000,000 revolving credit agreement bearing interest at the prime rate or 1.5% above LIBOR (at the Company's option). Borrowings under this
          agreement mature March 31, 2001.    Subsequent to the
          acquisition, approximately $4,000,000 was outstanding with the remaining available for working capital requirements.

          (b) A new, $15,000,000 seven-year term loan bearing interest at 1.75% above LIBOR with monthly principal
          payments beginning in July 1998.   Principal payments
          are based upon a ten-year amortization with a final principal payment due at the end of the term for the outstanding principal amount.

<PAGE 2>

          (c) Continuation of the March 1996 five-year term loan, with an outstanding balance of $3,000,000 as of March 31, 1998, bearing interest at a fixed rate of 8.5% and a maturity date of March 31, 2001.

          The entire credit facility is secured by substantially all of the Company's assets, and is guaranteed by the Company's subsidiaries, including PRB.

          The acquisition of PRB will be accounted for as a purchase as of May 1, 1998. The Company intends to continue the operations of the business of PRB and to use the assets and facilities of PRB in furtherance of such operations.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL  INFORMATION
          AND EXHIBITS.

(a) and (b).   It is currently impracticable to file the required
               financial statements for the business acquired, as well as the required pro-forma financial information with respect to the acquisition at the time that this report was filed. This information will be filed within sixty (60) days after this Current Report on Form 8-K is required to be filed.

(c). The following exhibits are filed as part of this report:

               Exhibit 2. Stock Purchase Agreement, dated May 8, 1998 by and among Comptek Research, Inc., and PRB Associates, Inc., and Lawrence M. Schadegg, James N. Agamaite, Richard A. Bos, Allan D. Crane, and Daniel
               T. Doherty.

               Exhibit 99.  News Release dated May 14,
               1998, issued by the Company announcing completion of the acquisition of PRB Associates, Inc.


                            SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  COMPTEK RESEARCH, INC.
Date:   May 26, 1998              By: /s/John J. Sciuto
        ----------------              --------------------------
                                      John J. Sciuto
                                      Chairman, President and CEO

<PAGE 3>

           Exhibits Attached to Stock Purchase Agreement

Exhibit 2.4(a)(ii)  --   Form of Releases

Exhibit 2.4(a)(iii) --   Form of Employment Agreements

Exhibit 2.4(a)(iv)  --   Form of Non-Competition Agreements

Exhibit 2.4(b) --   Form of Non-Negotiable Promissory Notes

The above Exhibits to the Stock Purchase Agreement are omitted and will be filed with the Commission upon request.

<PAGE 4>

                    Stock Purchase Agreement


     THIS AGREEMENT, made as of May 8, 1998, by and among COMPTEK RESEARCH, INC., a New York corporation having an office and principal place of business at 2732 Transit Road, Buffalo, New York 14224 (hereinafter referred to as "CRI"), and PRB Associates, Inc., a Maryland corporation having an office and principal place of business at 43865 Airport View Drive, Hollywood, Maryland 20636 (hereinafter referred to as "PRB"), and LAWRENCE M. SCHADEGG, JAMES
N. AGAMAITE, RICHARD A. BOS, ALLAN D. CRANE and DANIEL T. DOHERTY (hereinafter collectively referred to as the "PRINCIPAL SHAREHOLDERS').

                     W I T N E S S E T H :

     WHEREAS, the PRINCIPAL   SHAREHOLDERS and all of the "Other
Shareholders" of PRB, as that term is defined herein, desire to sell, and CRI desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of PRB, for the consideration and on the terms set forth in this Agreement, and

     WHEREAS, each of the Parties to this Agreement (collectively sometimes hereinafter referred to as "the Parties") desires to make certain representations, warranties and agreements in connection with the acquisition by CRI of PRB, and also to prescribe conditions thereto.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

                           ARTICLE I
                      CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article 1:

"Adjustment Amount"-- shall mean any amount by which the Book Value as of the Closing Date is less than nine million and 00/100 dollars ($9,000,000).

"Applicable Contract"--any Contract (a) under which PRB has or may acquire any rights, (b) under which PRB has or may become subject to any obligation or liability, or (c) by which PRB or any of the assets owned or used by it is or may become bound.

"Balance Sheet"--as defined in Section 3.4.

"Beyond the Reasonable Control of a Party"-- shall mean causes which are unforeseeable, not due to a Party's (individually or collectively) own negligence, and which cannot be overcome by the exercise of due diligence, such as labor strikes, riots, fires, earthquakes, floods, severely inclement weather, epidemics, war, acts of God, and such other similar types of occurrences even if not expressly listed herein.

"Book Value"--shall mean PRB's total shareholders' equity determined in accordance with GAAP.

"Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any material inaccuracy in or breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision which is material and adverse and which is not beyond the Reasonable Control of a Party, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"Certified Financial Statements"--shall mean the Financial Statements of PRB certified by PRB's chief executive officer and PRB's chief financial officer (or individuals of similar capacity) as having been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis and fairly presenting the financial position of PRB as of the date thereof and the result of its operations and changes in financial position for the periods then ended.

"Closing"--as defined in Section 2.3.

"Closing Date"--the date and time as of which the Closing actually takes place or such other date and time as is stipulated by the parties.

"Closing Financial Statements"--as defined in Section 2.6(a).

"Commercially Reasonable Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Commercially Reasonable Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

"Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

"Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

     (a)  the sale of the Shares to CRI;

     (b)  the execution, delivery, and performance of the
     Promissory Note, the Employment Agreements, the Noncompetition
     Agreements and the PRINCIPAL   SHAREHOLDERS' Releases;

     (c)  the performance by CRI, PRB, and the PRINCIPAL
     SHAREHOLDERS of their respective covenants and obligations under this Agreement; and

     (d) CRI's acquisition and ownership of the Shares and exercise of control over PRB.

"Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Damages"--as defined in Section 10.2.

"DCAA"--the United States of America Defense Contract Audit Agency.

"DCAA Compensation Audit"-A claim that the DCAA has asserted relating to the payment of executive compensation for the PRB 1993, 1994 and 1995 fiscal years which has been resolved to the mutual satisfaction of PRB and the United States Government.

"Employment Agreements"--as defined in Section 2.4(a)(iii).

"Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health
Law and consisting of or relating to:

     (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

     (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

     (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

     (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive
Environmental Response, Compensation, and Liability Act, 42 U.S.C. ? 9601 et seq., as amended ("CERCLA").

"Environmental Law"--any Legal Requirement that requires or relates to:

     (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

     (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

     (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

     (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

     (e)  protecting resources, species, or ecological amenities;

     (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

     (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

     (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by PRB and any buildings, plants, structures, or equipment (including motor vehicles) currently or formerly owned or operated by PRB.

"GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance
Sheet and the other financial statements referred to in Section 3.4 were prepared.

"Governmental Authorization"--any approval, consent, license, novation, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"Governmental Body"--any:

     (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

     (b) federal, state, local, municipal, foreign, or other government;

     (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

     (d)  multi-national organization or body; or

     (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value in a material and adverse way of the Facilities or PRB.

"Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"Intellectual Property Assets" --as defined in Section 3.22.

"Interim Balance Sheet"--as defined in Section 3.4.

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

"Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware of such fact or other matter or reasonably should have been aware of such fact or other matter based on such individual's office or position. (As applied to the PRINCIPAL SHAREHOLDERS, each PRINCIPAL SHAREHOLDER will be deemed to have the "Knowledge" of each other PRINCIPAL SHAREHOLDER.)

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, Knowledge of such fact or other matter.

"Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"Liability Basket"-shall mean a $125,000 deductible to be utilized to off-set claims by CRI under this Agreement.

"Liability Cushion"--shall mean any increase above nine million and 00/100 dollars ($9,000,000) in the Book Value of PRB on the Closing Date, as evidenced by the Post-Closing Financial Statements.

"Noncompetition Agreements"--as defined in Section 2.4(a)(iv).

"Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered in a proceeding with respect to which PRB was a named party by any court, administrative agency, or other Governmental Body or by any arbitrator.

"Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

     (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

     (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

     (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership;
(d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and
(e) any amendment to any of the foregoing.

"Other Shareholders"-any owner of one or more Shares, excluding the PRINCIPAL SHAREHOLDERS.

"Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"Plan"--as defined in Section 3.13.

"Post-Closing Financial Statements"--as defined in Section 2.6(a).

"PRB Disclosure Letter"-shall mean a disclosure letter provided by PRB to CRI, identified as being provided pursuant to this Agreement and including any updates thereof delivered to CRI prior to the Closing Date. All representations and warranties of PRB or the PRINCIPAL SHAREHOLDERS are qualified by disclosures made in the PRB Disclosure Letter.

"PRINCIPAL SHAREHOLDERS"-Lawrence M. Schadegg, James N. Agamaite,
Richard A. Bos, Allan D. Crane and Daniel T. Doherty (individually referred to as "PRINCIPAL SHAREHOLDER").

"Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) relating to PRB commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Promissory Notes"--the unsecured, non-negotiable and subordinated notes of CRI to be issued to the PRINCIPAL SHAREHOLDERS.

"Reasonable Best Estimate"--means an estimate as to which there is a reasonable basis and in no event shall it be construed as a guarantee of other assurance of a future result.

"Related Person"--with respect to a particular individual:

     (a)  each other member of such individual's Family;

     (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's
     Family;

     (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

     (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

     (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

     (b) any Person that holds a Material Interest in such specified Person;

     (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

     (d) any Person in which such specified Person holds a Material Interest;

     (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

     (f)  any Related Person of any individual described in clause
     (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"Shares"--as defined in the Recitals of this Agreement.

"SHAREHOLDERS' Releases"--as defined in Section 2.4.

"Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of PRB.

"Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

"Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                           ARTICLE II
              SALE AND TRANSFER OF SHARES; CLOSING

2.1  SHARES

Subject to the terms and conditions of this Agreement, at the
Closing, the PRINCIPAL   SHAREHOLDERS will sell and transfer, and
cause to be sold and transferred, all of the Shares to CRI, and CRI will purchase all of the Shares.

2.2  PURCHASE PRICE

The purchase price (the "Purchase Price"), subject to adjustment provided for in Sections 2.5 and 2.6, for the Shares will be twenty million and 00/100 dollars ($20,000,000) including the Promissory Notes in the principal amount up to one million and 00/100 dollars ($1,000,000), to be paid as follows:

     (a) (i) At the Closing CRI will pay the PRINCIPAL SHAREHOLDERS and the Other Shareholders the sum of nineteen million and 00/100 dollars ($19,000,000) or more in cash (the "Cash") by either corporate checks issued by CRI or wire transfers to bank accounts designated by the PRINCIPAL SHAREHOLDERS;

          (ii) At the Closing CRI will execute and deliver to the PRINCIPAL SHAREHOLDERS Promissory Notes of CRI in the aggregate principal amount of up to one million and 00/100 dollars ($1,000,000); and

          (iii)     The Cash and Promissory Notes shall be
          allocated among the PRINCIPAL SHAREHOLDERS and Other
          Shareholders in the percentages set forth on Exhibit
          2.2(a)(iii) hereto.

     (b) The Promissory Notes to be delivered by CRI will be unsecured, non-negotiable, and subordinated to CRI's bank debt. The Promissory Notes will bear simple interest at the rate of 5.5% per annum, payable at maturity.

     (c) The exact amount of Cash and Promissory Notes will be subject to adjustment and allocation as provided for in Sections 2.5 and 2.6.

2.3  CLOSING

The purchase and sale (the "Closing") provided for in this Agreement will take place at the home offices of CRI, at 10:00 a.m. (local time) on May 8, 1998, or on such other date not later than the sixtieth (60th) day after the date hereof as the Parties shall agree. Subject to the provisions of Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4  CLOSING OBLIGATIONS

At the Closing:

     (a) The PRINCIPAL SHAREHOLDERS will deliver, or caused to be delivered, to CRI:

          (i) certificates representing all of the Shares, duly endorsed (or accompanied by duly executed stock powers),for transfer to CRI free and clear of all adverse claims;

          (ii) releases in the form of Exhibit 2.4(a)(ii) executed by each of the PRINCIPAL SHAREHOLDERS (collectively, "SHAREHOLDERS' Releases");

          (iii)     employment agreements in the  form  attached as
          Exhibit 2.4(a)(iii), executed by PRB and such employees of PRB designated by CRI (collectively, "Employment
          Agreements");

          (iv) noncompetition agreements in the form of Exhibit
          2.4(a)(iv), executed by PRB and each of the PRINCIPAL
          SHAREHOLDERS (collectively, the "Noncompetition
          Agreements"); and

          (v)  a certificate executed by the PRINCIPAL
          SHAREHOLDERS representing and warranting to CRI that each of PRINCIPAL SHAREHOLDERS' representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement, and is accurate in all respects as of the Closing Date as if made on the Closing Date, (giving full effect to any information that was delivered by the PRINCIPAL SHAREHOLDERS to CRI prior to the Closing Date in accordance with Section 5.5 or the PRB Disclosure Letter).

     (b)  CRI will deliver to PRINCIPAL  SHAREHOLDERS:

          (i) Cash in the designated amounts by corporate checks or bank wire transfers payable to the order of such Persons designated by the PRINCIPAL SHAREHOLDERS;

          (ii) Promissory Notes in the designated amounts payable to such Persons designated by the PRINCIPAL SHAREHOLDERS in the form of Exhibit 2.4(b); and

          (iii) a certificate executed by CRI to the effect that, except as otherwise stated in such certificate, each of CRI's representations and warranties in this Agreement was accurate in all respects to the Knowledge of CRI as of the date of this Agreement and is accurate in all respects as of the Closing as if made on the Closing.

2.5  ADJUSTMENT AMOUNT

The Purchase Price for the Shares is based, in part, on the Book Value of PRB being at least nine million and 00/100 dollars ($9,000,000) as of the Closing Date. If the Book Value of PRB as reflected in the Closing Financial Statements is less than nine million and 00/100 dollars, the Purchase Price shall be adjusted downward, as appropriate on a dollar-for-dollar basis, with the adjustment affecting the amount of Cash paid by CRI to the PRINCIPAL SHAREHOLDERS' and the Other Shareholders of PRB (the " Initial Adjustment Amount"). Provided, however, if the Initial Adjustment Amount is greater than one million and 00/100 dollars ($1,000,000), the following terms apply:

     (a) CRI may terminate this Agreement upon written notice provided to PRB within five (5) days after delivery of the Closing Financial Statements. Failure to deliver a timely notice of termination shall constitute a waiver of the right to terminate.

     (b) If CRI elects not to terminate this Agreement in accordance with the terms of Subsection (a) above, PRB may within five (5) days of the expiration of the five (5) day period specified in Subsection (a) above elect to provide to CRI a notice of its election to terminate this Agreement (a "Termination Notice") unless CRI agrees to limit the Initial Adjustment Amount to one million and 00/100 dollars ($1,000,000).

     (c) The Termination Notice shall be effective to terminate the Agreement unless CRI provides written notice to PRB within five (5) days after the date of the Termination Notice that CRI will limit the Initial Adjustment Amount to one million and 00/100 dollars ($1,000,000).

     (d)  If CRI provides timely notice as specified in Subsection
     (c) above, the Agreement shall not be terminated and the Purchase Price shall be adjusted downward by one million and 00/100 dollars ($1,000,000).

2.6  ADJUSTMENT PROCEDURE

     (a) At least three (3) business days prior to the Closing, the PRINCIPAL SHAREHOLDERS will prepare and will cause the Chief Financial Officer of PRB to certify as materially accurate consolidated financial statements ("Closing Financial Statements") of PRB for the period from December 31, 1997, through March 31, 1998. Within sixty (60) days after the Closing Date, the PRINCIPAL SHAREHOLDERS will deliver post-closing consolidated financial statements of PRB prepared in accordance with GAAP and reviewed by Deloitte & Touche, LLP, PRB's certified public accountants, for the period from December 31, 1997 through the Closing Date (the "Post-Closing Financial Statements"). The Post-Closing Financial Statements shall include a computation of the Book Value of PRB as of the Closing Date and shall be certified by the Chief Financial Officer of PRB to be in accordance with GAAP as applied on a consistent basis. The review by Deloitte & Touche, LLP, shall
     include a written report thereon.   If within thirty (30) days
     following delivery of the Post-Closing Financial Statements (together with the Chief Financial Officer's certification and Deloitte and Touche's report) to CRI, CRI has not given the PRINCIPAL SHAREHOLDERS notice of its objection to the Post-Closing Financial Statements (such notice must contain a statement of the basis of CRI's objection), then the Book Value of PRB reflected in the Post-Closing Financial Statements will be used in computing the Adjustment Amount. If CRI gives such notice of objection and CRI and the PRINCIPAL SHAREHOLDERS fail to reach a mutually agreeable resolution, then the issues in dispute will be submitted to Price Waterhouse, LLP, certified public accountants (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) CRI directly or through PRB after the Closing will bear all of the fees of the Accountants for the services contemplated by this Section 2.6(a). If the Adjustment Amount reflects that the Purchase Price was inappropriately adjusted downward under the terms of Section 2.5, an appropriate additional cash payment shall be made to the PRINCIPAL SHAREHOLDERS and the Other Shareholders.

     (b) Eighteen (18) months after the Closing, the Promissory Notes, in an amount up to one million and 00/100 dollars ($1,000,000), would be reduced by the net amount of any liabilities not properly recorded on the Post-Closing Financial Statements, and the amount of receivables, net of bad debt reserve, reflected on the Post-Closing Financial Statements, which are not collected in full by CRI within seventeen (17) months after the Closing Date. The Promissory Notes referred to in this Section 2.6(b) would be subject to any claim for indemnification or payment of damages to which CRI may be entitled under this Agreement once the Liability Basket and the Liability Cushion, if any exists, is exhausted. Any uncollected accounts receivable which were reflected as assets on the Post-Closing Financial Statements, but which remain uncollected seventeen (17) months after the Closing Date and are actually used to offset the Promissory Notes, shall be assigned to the PRINCIPAL SHAREHOLDERS to the extent of such offset.

     (c) If at the time of final payment with respect to the Promissory Notes, there is any unused Liability Cushion, the unused amount of the Liability Cushion shall be paid to the PRINCIPAL SHAREHOLDERS; provided, however, that the total payments to the PRINCIPAL SHAREHOLDERS and Other Shareholders for the Shares will not exceed twenty million dollars ($20,000,000).

                          ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF
                  PRINCIPAL  SHAREHOLDERS AND PRB

The PRINCIPAL SHAREHOLDERS and PRB represent and warrant to CRI as follows:

3.1  ORGANIZATION AND GOOD STANDING

     (a) PRB is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under any material Applicable Contracts. PRB is a duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification and the failure to qualify would have a material adverse effect on PRB.

     (b) The PRINCIPAL SHAREHOLDERS have delivered to CRI copies of the Organizational Documents of PRB, as currently in effect.

3.2  AUTHORITY; NO CONFLICT

     (a) This Agreement constitutes the legal, valid, and binding obligation of the PRINCIPAL SHAREHOLDERS and PRB, enforceable against the PRINCIPAL SHAREHOLDERS, jointly and severally, in accordance with its terms. Upon the execution and delivery by PRINCIPAL SHAREHOLDERS of the Employment Agreements, the PRINCIPAL SHAREHOLDERS' Releases, and the Noncompetition Agreements (collectively, the "PRINCIPAL SHAREHOLDERS' Closing Documents"), the PRINCIPAL SHAREHOLDERS' Closing Documents will constitute the legal, valid, and binding obligations of PRINCIPAL SHAREHOLDERS, enforceable against PRINCIPAL SHAREHOLDERS in accordance with their respective terms. The PRINCIPAL SHAREHOLDERS have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the PRINCIPAL SHAREHOLDERS' Closing Documents and to perform their obligations under this Agreement and the PRINCIPAL SHAREHOLDERS' Closing Documents.

     (b) Except as specified in any Exhibit or Schedule hereto or otherwise specified herein, neither the execution and delivery of this Agreement, nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

          (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of PRB, or (B) any resolution adopted by the board of directors or the stockholders of PRB;

          (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which PRB or any PRINCIPAL SHAREHOLDER, or any of the assets owned or used by PRB, may be subject;

          (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by PRB or that otherwise relates to the business of, or any of the assets owned or used by, PRB;

          (iv) cause CRI or PRB to become subject to, or to become liable for the payment of, any Tax;

          (v) cause any of the assets owned by PRB to be reassessed or revalued by any taxing authority or other
          Governmental Body;

          (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

          (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by PRB.

          Notwithstanding the foregoing terms of this Section 3.2(b), no warranty or representation is made regarding whether PRB will be required to obtain a novation of any contracts with any Governmental Body as a result of the contemplated transactions except that to the Knowledge of the PRINCIPAL SHAREHOLDERS and PRB no such novation is required. Except as to a result of a Breach of a representation or warranty by the PRINCIPAL SHAREHOLDERS or PRB, CRI assumes the risk that novations may be required.

     (c) The PRINCIPAL SHAREHOLDERS are acquiring the Promissory Notes for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act. Each PRINCIPAL SHAREHOLDER is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act.

3.3  CAPITALIZATION

The authorized equity securities of PRB consist of one million five hundred thousand (1,500,000) shares of common stock, par value $.01 per share, of which five hundred fifty-one thousand eight hundred thirty (551,830) shares are issued and outstanding and constitute the Shares. The PRINCIPAL SHAREHOLDERS are or will be on the Closing Date the record and beneficial owners and holders of
all of the Shares, free and clear of all Encumbrances.   Except as
disclosed in the PRB Disclosure Letter, no legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of PRB. All of the outstanding equity securities of PRB have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the PRB Disclosure Letter, there are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of PRB. None of the outstanding equity securities or other securities of PRB was issued in violation of the Securities Act or any other Legal Requirement.

3.4  FINANCIAL STATEMENTS

The PRINCIPAL SHAREHOLDERS have, or will have as soon as is practicable, delivered to CRI:

     (a) audited consolidated balance sheets of PRB as at December 31, 1997 (the "Balance Sheet"), and December 31, 1996, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, including the notes thereto, together with the report thereon of Deloitte & Touche, LLP, independent certified public accountants;

     (b) a balance sheet for the month ended immediately prior to Closing (the "Interim Balance Sheet") certified by PRB's chief executive officer and chief financial officer.

Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of PRB as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; the financial statements referred to in this
Section 3.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than PRB and its Subsidiaries and are required by GAAP to be included in the consolidated financial statements of PRB. The PRINCIPAL SHAREHOLDERS will reasonably cooperate with CRI and PRB in seeking to prepare financial statements which comply with Regulation S-X of the Securities Exchange Act of 1934 so that CRI may make a timely filing on Form 8-K with the Securities and Exchange Commission regarding the completion of CRI's acquisition of PRB.

3.5  BOOKS AND RECORDS

The books of account, minute books, stock record books, and other records of PRB and its subsidiaries, all of which have been made available to CRI, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of PRB contain records accurate and complete in all material respects of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of PRB, and no formal meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be delivered into the possession of CRI.

3.6  TITLE TO PROPERTIES; ENCUMBRANCES

     (a) PRB does not own any real property. PRB has provided, or will provide prior to Closing, a complete and accurate list of all real property leases to which PRB is a party. PRB owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases disclosed and personal property sold or otherwise disposed of since the date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by PRB since the date of the Balance Sheet (except for personal property acquired and sold or otherwise disposed of since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice).

     (b) All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except for liens for current taxes not yet due and landlord's liens.

3.7  CONDITION AND SUFFICIENCY OF ASSETS

The buildings, plants, structures, and equipment of PRB are structurally sound, are in all material respects in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of PRB are sufficient for the continued conduct of PRB's businesses after the Closing in substantially the same manner as conducted prior to the Closing.

3.8  ACCOUNTS RECEIVABLE

All accounts receivable of PRB that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of PRB as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date current and collectible, net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of PRB as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, the Accounts Receivable either has been or will be collected in full, without any set-off, within seventeen (17) months from the Closing
Date.    Except as disclosed in the PRB Disclosure Letter or as
otherwise disclosed herein, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. The PRINCIPAL SHAREHOLDERS have provided to CRI a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

3.9  INVENTORY

All inventory of PRB, as reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of PRB as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of PRB.

3.10 NO UNDISCLOSED LIABILITIES

To the Knowledge of the PRINCIPAL SHAREHOLDERS, PRB has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or the Interim Balance Sheet and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.11 TAXES

     (a) PRB has filed or caused to be filed (on a timely basis since January 1, 1991) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The PRINCIPAL SHAREHOLDERS have delivered to CRI copies of all such Tax Returns filed for the tax year ending December 31, 1996. PRB has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by PRINCIPAL SHAREHOLDERS or PRB, except such Taxes, if any, as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.

     (b) The United States federal and state income Tax Returns of PRB subject to such Taxes have been audited by the IRS, or relevant state tax authorities, or are closed by the applicable statute of limitations for all taxable years through 1989. All deficiencies proposed as a result of such audits, have been paid, reserved against, settled, or, are being contested in good faith by appropriate proceedings. PRB has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes or other deficiencies of PRB or for which PRB may be liable.

     (c) The charges, accruals, and reserves with respect to Taxes on the respective books of PRB are adequate (determined in accordance with GAAP) and are at least equal to PRB's liability for Taxes. There exists no proposed tax assessment against PRB except as disclosed in the Balance Sheet. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by PRB. All Taxes that PRB is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

     (d) All Tax Returns filed by (or that include on a consolidated basis) PRB are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by PRB after the date of this Agreement.

3.12 NO MATERIAL ADVERSE CHANGE

Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of PRB, and to the Knowledge of the PRINCIPAL SHAREHOLDERS, no event has occurred or circumstance exists that may result in such a material adverse change.

3.13 EMPLOYEE BENEFITS

     (a) As used in this Section 3.13, the following terms have the meanings set forth below.

          "Company Other Benefit Obligation" means an Other Benefit Obligation owed, adopted, or followed by PRB or an ERISA Affiliate of PRB.

          "Company Plan" means all Plans of which PRB or an ERISA Affiliate of PRB is or was a Plan Sponsor, or to which PRB or an ERISA Affiliate of PRB otherwise contributes or has contributed, or in which PRB or an ERISA Affiliate of PRB otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

          "Company VEBA" means a VEBA whose members include employees of PRB or any ERISA Affiliate of PRB.

          "ERISA Affiliate" means, with respect to PRB, any other person that, together with PRB, would be treated as a single employer under IRC ? 414.

          "Multi-Employer Plan" has the meaning given in ERISA ?
          3(37)(A).

          "Other Benefit Obligations" means all obligations, arrangements, or customary practices, whether or not legally enforceable, to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, arrangements, and practices that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ? 132.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Pension Plan" has the meaning given in ERISA Section
          3(2)(A).

          "Plan" has the meaning given in ERISA Section 3(3).

          "Plan Sponsor" has the meaning given in ERISA Section
          3(16)(B).

          "Qualified Plan" means any Plan that meets or purports to meet the requirements of IRC Section 401(a).

          "Title IV Plans" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C. Section 1301 et seq., other than Multi-Employer Plans.

          "VEBA" means a voluntary employees' beneficiary association under IRC Section 501(c)(9).

          "Welfare Plan" has the meaning given in ERISA Section
          3(1).

     (b) (i) The PRINCIPAL SHAREHOLDERS and PRB have provided or made available to CRI a complete and accurate list of all Company Plans, Company Other Benefit Obligations, and Company VEBAs, and identifies as such all Company Plans that are (A) defined benefit Pension Plans, (B) Qualified Plans, (C) Title IV Plans, or (D) Multi-Employer Plans.

          (ii) The PRINCIPAL SHAREHOLDERS and PRB have provided or made available to CRI a complete and accurate list of
          (A) all ERISA Affiliates of PRB, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

          (iii) The PRINCIPAL SHAREHOLDERS and PRB have provided or made available to CRI, for each Multi-Employer Plan, as of its last valuation date, the amount of potential withdrawal liability of PRB and PRB' other ERISA Affiliates, calculated according to information made available pursuant to ERISA ? 4221(e).

     (c) The PRINCIPAL SHAREHOLDERS and PRB have delivered or made available to CRI:

          (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, or Company VEBA and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which the PRINCIPAL SHAREHOLDERS or PRB is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, Company Other Benefit Obligations, and Company VEBAs for which a plan description or summary plan description is not required;

          (ii) all personnel, payroll, and employment manuals and policies;

          (iii) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by PRB and the ERISA Affiliates of PRB, and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by such entities;

          (iv) a written description of any Company Plan or Company Other Benefit Obligation that is not otherwise in writing;

          (v) all registration statements filed with respect to any Company Plan;

          (vi) all insurance policies purchased by or to provide benefits under any Company Plan;

          (vii) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

          (viii) all reports submitted within the four years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan, Company Other Benefit Obligation, or Company VEBA;

          (ix) all notifications to employees of their rights under ERISA Section 601 et seq. and IRC Section 4980B;

          (x) the Form 5500 filed in each of the most recent three plan years, including all schedules thereto and the opinions of independent accountants;

          (xi) all notices that were given by PRB or any ERISA Affiliate of PRB or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 3.13;

          (xii) all notices that were given by the IRS, the PBGC, or the Department of Labor to PRB, any ERISA
          Affiliate of PRB, or any Company Plan within the four years preceding the date of this Agreement;

          (xiii) with respect to Qualified Plans and VEBAs, the most recent determination letter for each Plan of PRB that is a Qualified Plan; and

          (xiv) with respect to Title IV Plans, the Form PBGC-1 filed for each of the three most recent plan years.

     (d) The PRINCIPAL SHAREHOLDERS and PRB expressly represent and warrant:

          (i) PRB has performed all of its respective obligations under all Company Plans, Company Other Benefit Obligations, and Company VEBAs. PRB has made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans, VEBAs, and Obligations that have accrued but are not due.

          (ii) No statement, either written or oral, has been made by PRB to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to PRB or to CRI.

          (iii) PRB, with respect to all Company Plans, Company Other Benefits Obligations, and Company VEBAs, are, and each Company Plan, Company Other Benefit Obligation, and Company VEBA is, in full compliance with ERISA, the IRC, and other applicable Laws including the provisions of such Laws expressly mentioned in this Section 3.13, and with any applicable collective bargaining agreement.

3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
     AUTHORIZATIONS

     (a) The PRINCIPAL SHAREHOLDERS and PRB expressly represent and warrant:

          (i) Except as disclosed in the PRB Disclosure Letter, PRB is, and at all times since January 1, 1991 has been, in compliance in all material respects with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

          (ii) Except as disclosed in the PRB Disclosure Letter , no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by PRB of, or a failure on the part of PRB to comply with, any Legal Requirement material to its operations, or (B) may give rise to any obligation on the part of PRB to undertake, or to bear all or any portion of the cost of, any remedial action of any nature which is material to PRB's operations; and

          (iii) Except as disclosed in the PRB Disclosure Letter, the PRINCIPAL SHAREHOLDERS and PRB have not received, at any time since January 1, 1991, any written notice from any Governmental Body or any other Person regarding (A) any actual or alleged violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of PRB to undertake, or to bear all or any portion of the cost of, any remedial action of any nature arising out of any Legal Requirement.

     (b) At or prior to Closing, PRB and/or the PRINCIPAL SHAREHOLDERS will provide to CRI an accurate list of each material Governmental Authorization that is held by PRB. Each Governmental Authorization listed in the PRB Disclosure Letter is valid and in full force and effect. Except as disclosed in writing to CRI to the Knowledge of the PRINCIPAL SHAREHOLDERS:

          (i) PRB is, and at all times since January 1, 1991 has been, in full compliance with all of the terms and requirements of each material Governmental Authorization identified in the PRB Disclosure Letter;

          (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any material Governmental Authorization, or
          (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any material Governmental Authorization;

          (iii) PRB has not received, at any time since January 1, 1991, any written notice from any Governmental Body or any other Person regarding (A) any actual or alleged failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual or proposed, revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

          (iv) all applications required to have been filed for the renewal of the Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

The PRINCIPAL SHAREHOLDERS and/or PRB have received all of the Governmental Authorizations necessary to permit PRB to lawfully conduct and operate its business in the manner it is currently conducted and operate such business and to permit PRB to own and use its assets in the manner in which it currently owns and uses such assets.

3.15 LEGAL PROCEEDINGS; ORDERS

     (a) The PRINCIPAL SHAREHOLDERS and PRB represent and warrant that, to their Knowledge except for the DCAA Compensation
     Audit or otherwise disclosed in the PRB Disclosure Letter or in this Agreement, there is no pending Proceeding:

          (i) that has been commenced by or against PRB or that otherwise materially and adversely may affect the business of, or any of the assets owned or used by, PRB; or

          (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of PRINCIPAL SHAREHOLDERS and PRB, no such Proceeding has been Threatened.

     (b) Except as set forth in the PRB Disclosure Letter or any Exhibit hereto:

          (i) there is no Order to which PRB, or any of the material assets owned or used by PRB, is subject;

          (ii) no PRINCIPAL SHAREHOLDER is subject to any Order that relates to the business of, or any of the material assets owned or used by, PRB; and

          (iii) to the Knowledge of the PRINCIPAL SHAREHOLDERS and PRB, no officer, director, agent, or employee of PRB is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of PRB.

     (c) Except as set forth in the PRB Disclosure Letter or herein:

          (i) PRB is, and at all times since January 1, 1991 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the material assets owned or used by it, is or has been subject;

          (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which PRB, or any of the material assets owned or used by PRB, is subject; and

          (iii) PRB has not received, at any time since January 1, 1991, any material notice from any Governmental Body or any other Person regarding any actual or alleged violation of, or failure to comply with, any term or requirement of any Order to which PRB, or any of the material assets owned or used by PRB, is or has been subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

Since the date of the Balance Sheet, except as disclosed in the PRB Disclosure Letter or otherwise disclosed herein, or contemplated by this Agreement, PRB has conducted its businesses only in the Ordinary Course of Business and there has not been any:

     (a) change in PRB's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of PRB; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by PRB of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

     (b)  amendment to the Organizational Documents of PRB;

     (c) payment or increase by PRB of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

     (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of PRB;

     (e) damage to or destruction or loss of any asset or property of PRB, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of PRB, taken as a whole;

     (f) entry into, termination of, or receipt of notice of termination of (i) any material license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to PRB of at least $25,000;

     (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of PRB or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of PRB, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

     (h) cancellation or waiver of any claims or rights with a value to PRB in excess of $25,000;

     (i)  material change in the accounting methods used by PRB; or

     (j) agreement, whether oral or written, by PRB to do any of the foregoing.

3.17 CONTRACTS; NO DEFAULTS

     (a) The PRINCIPAL SHAREHOLDERS and PRB have provided to CRI or will provide prior to Closing, a complete and accurate list, and if requested by CRI, the PRINCIPAL SHAREHOLDERS and PRB have delivered, or will deliver prior to Closing, to CRI true and complete copies, of:

          (i) each Applicable Contract that involves performance of services or delivery of goods or materials by PRB of an amount or value in excess of $25,000;

          (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to PRB of an amount or value in excess of $25,000;

          (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of PRB in excess of $25,000;

          (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

          (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

          (vi) each collective bargaining agreement and other
          Applicable Contract to or with any labor union or other employee representative of a group of employees;

          (vii)     each joint venture, partnership, and other
          Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by PRB with any other Person;

          (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of PRB or any Affiliate of PRB or limit the freedom of PRB or any Affiliate of PRB to engage in any line of business or to compete with any Person;

          (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

          (x) each power of attorney that is currently effective and outstanding;

          (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by PRB to be responsible for consequential damages;

          (xii)     each Applicable Contract for capital
          expenditures in excess of $25,000;

          (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by PRB other than in the Ordinary
          Course of Business; and

          (xiv)     each amendment, supplement, and modification
          (whether oral or written) in respect of any of the foregoing.

     (b) Except as set forth herein including any Exhibit or Schedule hereto:

          (i) no PRINCIPAL SHAREHOLDER (and no Related Person of any PRINCIPAL SHAREHOLDER) has or may acquire any rights under, and no PRINCIPAL SHAREHOLDER has or may become subject to any obligation or liability under any Contract that relates to the business of, or any of the assets owned or used by, PRB; and

          (ii) to the Knowledge of PRINCIPAL SHAREHOLDERS and PRB, no officer, director, agent, employee, consultant, or contractor of PRB is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of PRB, or (B) assign to PRB or to any other Person any rights to any invention, improvement, or discovery.

     (c) Except as set forth in the PRB Disclosure Letter or herein, to the Knowledge of the PRINCIPAL SHAREHOLDERS and PRB:

          (i) PRB is, and at all times since January 1, 1995 has been, in full compliance with all applicable terms and requirements of each Contract under which PRB has or had any obligation or liability or by which PRB or any of the assets owned or used by PRB is or was bound, specifically including, but not limited to, "Year 2000" compliance within the meaning of the United States of America Federal Acquisition Regulation (for the period after the adoption of such regulation), and any like and applicable legal requirements;

          (ii) each other Person that has or had any obligation or liability under any Contract under which PRB has or had any rights is, and at all times since January 1, 1991 has been, in full compliance with all applicable terms and requirements of such Contract;

          (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give PRB or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

          (iv) PRB has not given to or received from any other Person, at any time since January 1, 1991, any written notice regarding any actual or alleged, material violation or breach of, or default under, any Contract, excluding written notices of matters which were fully resolved without adverse consequences to PRB.

     (d) Except for the DCAA Compensation Adjustment, there are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to PRB under current or completed Contracts with any Person and, to the Knowledge of PRINCIPAL SHAREHOLDERS and PRB, no such Person has made written demand for such renegotiation.

     (e) The Contracts relating to the sale, design, manufacture, or provision of products or services by PRB have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

     (f) The PRINCIPAL SHAREHOLDERS and PRB have , or will prior to Closing, provide to CRI, in writing, the current Reasonable Best Estimate of PRB, as of December 31, 1997, of the "cost to complete" for each Applicable Contract pursuant to which PRB is required to perform services or deliver products. None of such Contracts has accrued or, in the reasonable judgment of the PRINCIPAL SHAREHOLDERS, is expected by PRB to result in any losses. At the Closing, PRB and the PRINCIPAL SHAREHOLDERS shall deliver to CRI Certifications signed by each of the PRINCIPAL SHAREHOLDERS of the Reasonable Best Estimate of the "cost to complete" for each of the Applicable Contracts.

     (g)  There are no Contracts between PRB and a Governmental
     Body which contain material terms which cannot be disclosed to CRI prior to the Closing because of security restrictions imposed by the Governmental Body.

A list of all Applicable Contracts to which PRB became a party between the date of this Agreement and the Closing Date shall be provided to CRI on or before the Closing.

3.18 INSURANCE

     (a) The PRINCIPAL SHAREHOLDERS and PRB have delivered or made available to CRI:

          (i) true and complete copies of all policies of insurance to which PRB is a party or under which PRB, is or has been covered at any time within the three (3) years preceding the date of this Agreement;

          (ii) true and complete copies of all pending applications for policies of insurance; and

          (iii) any statement by the auditor of PRB's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

     (b)  The PRINCIPAL  SHAREHOLDERS and PRB have disclosed to
          CRI, or provided copies of applicable documents related to:

          (i) any self-insurance arrangement relating to benefits for PRB employees , or for the employees of a Subsidiary, including any reserves established thereunder;

          (ii) any contract, other than a policy of insurance, for the transfer or sharing of any risk by PRB; and

          (iii) all obligations of PRB to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

          (iv) a summary of the loss experience under each policy;

          (v) a statement describing each outstanding claim under an insurance policy of which the PRINCIPAL SHAREHOLDERS have Knowledge for an amount in excess of $10,000, which sets forth:

               (A)  the name of the claimant;

               (B) a description of the policy by insurer, type of insurance, and period of coverage; and

               (C) the amount and a brief description of the claim;
               and

          (vi) all policies to which PRB is a party or that provide coverage to either PRB, or any director or officer of PRB in their capacity as a director or officer, to the Knowledge of the PRINCIPAL SHAREHOLDERS:

               (A)  are valid, outstanding, and enforceable;

               (B) are issued by an insurer that is financially sound and reputable;

               (C) taken together, provide adequate insurance coverage for the assets and the operations of PRB for all risks normally insured against by a Person carrying on the same business or businesses as PRB;

               (D)  are sufficient for compliance with all Legal
               Requirements and Contracts to which PRB is a party or by which any of them is bound;

               (E) will continue in full force and effect in accordance with their terms following the consummation of the Contemplated Transactions provided that all premiums coming due after the Closing are timely paid; and

          (vii) The PRINCIPAL SHAREHOLDERS and/or PRB have not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or
          (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

          (viii)    PRB has paid all premiums due, and has
          otherwise performed all of their respective obligations, under each policy to which PRB is a party or that provides coverage to PRB.

          (ix) PRB have given notice to the insurer of all material claims that may be insured thereby.

3.19 ENVIRONMENTAL MATTERS

Except as set forth herein including any Schedule or Exhibit hereto, to the Knowledge of PRB and the PRINCIPAL SHAREHOLDERS:

     (a) PRB is, and at all times has been, in full compliance with, and has not been and is not in violation of, any Environmental Law. Neither PRB nor or any other Person for whose conduct it is or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which PRB has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by PRB, or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (b) There are no pending or, to the Knowledge of PRINCIPAL SHAREHOLDERS or PRB, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which PRB has or had an interest.

     (c) Neither PRB nor any other Person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which PRB had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by PRB, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

     (d) Neither PRB, nor any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of PRB, with respect to any other properties and assets (whether real, personal, or mixed) in which the PRB (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

     (e) Except for small quantities maintained in commercial products, there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither PRB, nor any other Person for whose conduct it is or may be held responsible, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which PRB has or had an interest except in full compliance with all applicable Environmental Laws.

     (f) There has been no Release of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which PRINCIPAL SHAREHOLDERS or PRB has or had an interest, or to the Knowledge of PRINCIPAL SHAREHOLDERS and/or PRB any geologically or hydrologically adjoining property, whether by PRINCIPAL SHAREHOLDERS, PRB, or any other Person.

     (g) PRINCIPAL SHAREHOLDERS or PRB has delivered to CRI true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by PRINCIPAL SHAREHOLDERS or PRB pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by PRINCIPAL SHAREHOLDERS, PRB, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

3.20 EMPLOYEES

     (a) The PRINCIPAL SHAREHOLDERS and PRB have , or will prior to Closing, make available to CRI, a copy of a complete and accurate list of the following information for each employee of PRB, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since January 1, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under PRB's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan.

     (b) To the Knowledge of the PRINCIPAL SHAREHOLDERS, no employee of PRB is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect
     (i) the performance of his duties as an employee of PRB, or
     (ii) the ability of PRB to conduct its business, including any Proprietary Rights Agreement with PRINCIPAL SHAREHOLDERS or PRB by any such employee. To PRINCIPAL SHAREHOLDERS' Knowledge except as has been, or will be prior to Closing, disclosed to CRI, no officer, or other key employee of PRB intends to terminate his employment with PRB.

     (c) PRB has, or will prior to Closing, provide a complete and accurate list of the following information for each retired employee or director of PRB, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.21 LABOR RELATIONS; COMPLIANCE

PRB has not been and is not currently a party to any collective bargaining or other labor Contract. There has not been, and to the Knowledge of the PRINCIPAL SHAREHOLDERS there currently is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting PRB relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of PRB or their premises, or (c) any application for certification of a collective bargaining agent. To PRB and the PRINCIPAL
SHAREHOLDERS' Knowledge, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by PRB, and no such action is contemplated by PRB. PRB has complied in all respects with all material Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. PRB is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22 INTELLECTUAL PROPERTY

     (a)  Intellectual Property Assets--The term "Intellectual
     Property Assets" includes:

          (i) the name "PRB Associates, Inc.", all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

          (ii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

          (iii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

          (iv) all rights in mask works (collectively, "Rights in Mask Works"); and

          (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by PRB as licensee or licensor.

     (b) Agreements-PRB has, or will prior to Closing, provide a complete and accurate list of any material Intellectual Property Assets owned or used by PRB in its business, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs under which PRB is the licensee. There are no outstanding and, to PRB and the PRINCIPAL SHAREHOLDERS' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

     (c)  Know-How Necessary for the Business

          (i) To the Knowledge of the PRINCIPAL SHAREHOLDERS, the Intellectual Property Assets , which have been or will be disclosed to CRI prior to Closing, are all those necessary for the operation of PRB's businesses as they are currently conducted. PRB is the owner or lawful user of each of the Intellectual Property Assets, subject to any limitations set forth in the PRB Disclosure Letter.

          (ii) All key former and current employees of PRB have executed written Contracts with PRB that assign to PRB all rights to any inventions, improvements, discoveries, or information relating to the business of PRB to the Knowledge of the PRINCIPAL SHAREHOLDERS. No key employee of PRB has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than one or more of PRB.

     (d)  Patents

          (i) The PRINCIPAL SHAREHOLDERS and PRB have provided, or will provide prior to Closing, a complete and accurate list and summary description of all patents issued to PBB. PRB is the owner of all right, title, and interest in and to each of the patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

          (ii) All of the Patents issued to, PRB or any Subsidiary, are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

          (iii) No Patent issued to PRB has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To PRB and the PRINCIPAL
          SHAREHOLDERS' Knowledge, there is no potentially interfering patent or patent application of any third party.

          (iv) To the PRINCIPAL SHAREHOLDER's Knowledge, no Patent issued to PRB is infringed or, to PRB and the PRINCIPAL SHAREHOLDERS' Knowledge, has been challenged or threatened in any way. To the PRINCIPAL SHAREHOLDERS Knowledge, none of the products manufactured and sold, nor any process or know-how used, by PRB infringes or is alleged to infringe any patent or other proprietary right of any other Person.

          (v) All products made, used, or sold under the Patents issued to PRB have been marked with the proper patent notice.

     (e)  Trademarks

          (i) The trade name "PRB Associates" is the only Mark used by PRB.

          (ii) No Marks have been registered by PRB with the United States Patent and Trademark Office.

     (f)  Copyrights

          PRB has all copyrights granted by law with respect original works created by PRB.

     (g)  Trade Secrets

          (i) PRB has taken commercially reasonable precautions to protect the secrecy, confidentiality, and value of its material Trade Secrets.

          (iii) PRB has good title and right to use the Trade Secrets. The material Trade Secrets owned by PRB are not part of the public knowledge or literature. To the Knowledge of the PRINCIPAL SHAREHOLDERS, no material Trade Secret owned by PRB is subject to any adverse claim or has been challenged or threatened in any way.

3.23 CERTAIN PAYMENTS

Neither PRB or any director, officer, agent, or employee of PRB, or to PRB and the PRINCIPAL SHAREHOLDERS' Knowledge, any other Person associated with or acting for or on behalf of PRB, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of PRB.

3.24 DISCLOSURE

     (a) No representation or warranty of PRB and the PRINCIPAL SHAREHOLDERS in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not materially misleading.

     (b) No notice given pursuant to Section 5.5 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not materially misleading.

3.25 RELATIONSHIPS WITH RELATED PERSONS

Except for the lease of PRB's headquarters and related premises (the "PRB Lease"), no PRINCIPAL SHAREHOLDER or any Related Person of a PRINCIPAL SHAREHOLDER or of PRB has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to PRB's businesses. Except for the PRB Lease, neither PRB nor any Related Person of a PRINCIPAL SHAREHOLDER or of PRB is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with PRB, or (ii) engaged in competition with PRB with respect to any line of the products or services of PRB (a "Competing Business") in any market presently served by PRB except for less than five percent (5%) of the outstanding capital stock of any competing business that is publicly traded on any recognized exchange or in the over-the-counter market.

3.26 BROKERS OR FINDERS

The PRINCIPAL SHAREHOLDERS, PRB and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                           ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF CRI

CRI represents and warrants to the PRINCIPAL SHAREHOLDERS as follows:

4.1    ORGANIZATION AND GOOD STANDING

CRI is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York.

4.2    AUTHORITY; NO CONFLICT

This Agreement has been approved by CRI's Board of Directors and constitutes the legal, valid, and binding obligation of CRI, enforceable against CRI in accordance with its terms. Upon the execution and delivery by CRI of the Promissory Notes and corporate certifications (collectively, the "CRI's Closing Documents"), CRI's Closing Documents will constitute the legal, valid, and binding obligations of CRI, enforceable against CRI in accordance with their respective terms. Except as provided for in Section 4.3 below, CRI has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the CRI's Closing Documents and to perform its obligations under this Agreement and the CRI's Closing Documents.

4.3    TRANSACTION FINANCING

CRI will use Commercially Reasonable Efforts to obtain a satisfactory financing commitment with an institutional lender within thirty (30) days after the signing of this Agreement. The obligation of CRI to complete the acquisition is subject to its obtaining asset-based financing in the amount of at least twenty million and 00/100 dollars ($20,000,000) bearing an interest rate of not greater than eight and one-half percent (8.5%) fixed, or a variable rate tied to prime plus one-half percent (prime +.5%), and a repayment term of not less than seven (7) years. At the present time, CRI is in receipt of a written proposal from its existing institutional lender which nominally meets the above-mentioned criteria, however, this proposal does not constitute a financing commitment by this institutional lender. If CRI has not been able to obtain such financing commitment within thirty (30) days and has not waived such condition, the PRINCIPAL SHAREHOLDERS may terminate this Agreement on written notice.

4.4    INVESTMENT INTENT

CRI is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.5    CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against CRI and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To CRI's Knowledge, no such Proceeding has been Threatened.

4.6    BROKERS OR FINDERS

CRI has utilized the services of the investment banking firm of Houlihan Lokey Howard & Zukin in relation to the transaction contemplated by this Agreement. CRI, not PRB or the PRINCIPAL SHAREHOLDERS, shall be solely responsible for any brokerage or finders' fees or agents' commissions charged by Houlihan Lokey Howard & Zukin relative hereto.

4.7  HART-SCOTT REPRESENTATIONS

Immediately prior to the Closing Date, the "total assets" and the "annual net sales" of CRI (as those terms are used in the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) will not equal or exceed one hundred million dollars ($100,000,000).

                           ARTICLE V
 COVENANTS OF THE PRINCIPAL  SHAREHOLDERS PRIOR TO CLOSING DATE

5.1    ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date, the PRINCIPAL SHAREHOLDERS will, and will cause PRB and its Representatives to, (a) afford CRI and its Representatives and prospective lenders and their Representatives (collectively, "CRI's Advisors") full and free access to PRB's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish CRI and CRI's Advisors with copies of all such contracts, books and records, and other existing documents and data as CRI may reasonably request, and (c) furnish CRI and CRI's Advisors with such additional financial, operating, and other data and information as CRI may reasonably request. The access shall be provided during reasonable periods subject to reasonable advance notice and subject to any limitations as access imposed by governmental security regulations. All CRI advisors shall agree to be subject to reasonable confidentiality agreements.

5.2    OPERATION OF THE BUSINESSES OF PRB

Between the date of this Agreement and the Closing Date, the PRINCIPAL SHAREHOLDERS and PRB will, and will cause PRB to:

       (a)     conduct the business of PRB only in the Ordinary
       Course of Business subject to any actions outside of the Ordinary Course of Business which are approved by CRI, such approval not to be unreasonably withheld or delayed;

       (b) use their Commercially Reasonable Efforts to preserve intact the current business organization of PRB, keep available the services of the current officers, employees, and agents of PRB, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with PRB;

       (c) confer with CRI concerning operational matters of a material nature; and

       (d) otherwise report periodically to CRI concerning the status of the business, operations, and finances of PRB.

5.3    NEGATIVE COVENANT

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, PRB and the PRINCIPAL SHAREHOLDERS will not, and will cause PRB not to, without the prior consent of CRI, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
3.16 is likely to occur.

5.4    REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, the PRINCIPAL SHAREHOLDERS will, and will cause PRB to, obtain approval of PRB's Board of Directors and stockholders, to the extent these may be required, and to make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, PRB and the PRINCIPAL SHAREHOLDERS will, and will cause PRB to, (a) cooperate with CRI with respect to all filings that CRI elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with CRI in obtaining all consents required by this Agreement.

5.5  NOTIFICATION

     (a) Between the date of this Agreement and the Closing Date, PRB and each PRINCIPAL SHAREHOLDER will promptly notify CRI in writing if such PRINCIPAL SHAREHOLDER or PRB becomes aware of any fact or condition that causes or constitutes a Breach of any of PRB and/or the PRINCIPAL SHAREHOLDERS' representations and warranties as of the date of this Agreement, or if PRB has Knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, PRB and/or each PRINCIPAL SHAREHOLDER will promptly notify CRI of the occurrence of any Breach of any covenant of PRB and/or the PRINCIPAL SHAREHOLDERS in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

     (b) CRI shall promptly notify PRB and the PRINCIPAL SHAREHOLDERS if it becomes aware form any source other than disclosure by PRB or the PRINCIPAL SHAREHOLDERS or a Breach by PRB or any of the PRINCIPAL SHAREHOLDERS of any of their representations and warranties. If CRI shall Close with Knowledge of such a Breach, it shall be deemed to have waived the Breach.

     (c) Between the date of this Agreement and the Closing Date, CRI will promptly notify PRB and each PRINCIPAL SHAREHOLDER in writing if any executive officers of CRI become aware of any fact or condition that causes or constitutes a Breach of any of CRI's representations and warranties as of the date of this Agreement, or if any executive officer of CRI has Knowledge of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, CRI will promptly notify PRB and each PRINCIPAL SHAREHOLDER of the occurrence of any Breach of and covenant of Section 4 of this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 6 impossible or unlikely.

5.6    PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

Except as expressly provided in this Agreement, the PRINCIPAL
SHAREHOLDERS will cause all indebtedness owed to PRB by either any PRINCIPAL SHAREHOLDER or any Related Person of any PRINCIPAL
SHAREHOLDER to be paid in full prior to Closing.

5.7    NO NEGOTIATION

Until such time, if any, as this Agreement is terminated pursuant to Section 9, PRB and/or the PRINCIPAL SHAREHOLDERS will not, and will cause PRB and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than CRI) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of PRB, or any of the capital stock of PRB, or any merger, consolidation, business combination, or similar transaction involving PRB.

5.8    COMMERCIALLY REASONABLE EFFORTS

Between the date of this Agreement and the Closing Date, PRB and the PRINCIPAL SHAREHOLDERS will use Commercially Reasonable
Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                           ARTICLE VI
             COVENANTS OF CRI PRIOR TO CLOSING DATE

6.1    APPROVALS OF GOVERNMENTAL BODIES

As promptly as practicable after the date of this Agreement, CRI will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, CRI will, and will cause each Related Person to, cooperate with the PRINCIPAL SHAREHOLDERS with respect to all filings that the PRINCIPAL SHAREHOLDERS are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with PRINCIPAL SHAREHOLDERS in obtaining all necessary consents provided that this Agreement will not require CRI to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization. Notwithstanding the foregoing terms of this Section 6.1, neither PRB nor the PRINCIPAL SHAREHOLDERs shall have any obligation to obtain a novation of any government contract.

6.2    COMMERCIALLY REASONABLE EFFORTS

Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date, CRI will use Commercially
Reasonable Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

                          ARTICLE VII
       CONDITIONS PRECEDENT TO CRI'S OBLIGATION TO CLOSE

CRI's obligation to purchase the Shares and to take the other actions required to be taken by CRI at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by CRI, in whole or in part):

7.1    ACCURACY OF REPRESENTATIONS

       (a) All of PRB's and the PRINCIPAL SHAREHOLDERS' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date. An inaccuracy as to a representation or warranty (considered either individually or collectively) will be deemed to be material if such inaccuracy will, or could reasonably be expected to, have an adverse effect on the business, operations, or financial condition of PRB in amount of $10,000 or more.

       (b) Each of PRB's and the PRINCIPAL SHAREHOLDERS' representations and warranties in Sections 3.3, 3.4, 3.12, and 3.24 must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date.

7.2    PRB AND THE PRINCIPAL SHAREHOLDERS' PERFORMANCE

       (a) All of the covenants and obligations that PRB and the PRINCIPAL SHAREHOLDERS are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

       (b)     Each document required to be delivered pursuant to
       Section 2.4 must have been delivered, and each of the other covenants and obligations in Sections 5.4 and 5.8 must have been performed and complied with in all respects.

7.3    CONSENTS

Each of the Consents identified in Section 4.2, must have been obtained and must be in full force and effect.

7.4    ADDITIONAL DOCUMENTS

Each of the following documents must have been delivered to CRI:

       (a) an opinion of Counsel to the PRINCIPAL SHAREHOLDERS and PRB, dated the Closing Date, which is reasonably acceptable to CRI and its legal counsel;

       (b) such other documents as CRI may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of PRB and/or the PRINCIPAL SHAREHOLDERS' representations and warranties, (iii) evidencing the performance by either PRB, or the compliance by any PRINCIPAL SHAREHOLDER with, any covenant or obligation required to be performed or complied with by PRB and/or such PRINCIPAL SHAREHOLDER, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or
       (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5    NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or threatened against CRI, or against any Person affiliated with CRI, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6    NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

Except as disclosed in the PRB Disclosure Letter, there must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of PRB, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.7    NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause CRI or any Person affiliated with CRI to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.8    FINANCING

CRI's obligation to complete the Acquisition would be subject to its obtaining asset-based financing in the amount of at least $20 million bearing an interest rate of not greater than 8.5% fixed, or a variable rate tied to prime at prime plus 1/2%, and a repayment term of not less than 7 years. Currently, CRI is in receipt of a written proposal from its existing institutional lender which nominally meets the criteria set forth in this Section 7.8, however, this proposal does not constitute a financing commitment. CRI will use Commercially Reasonable Efforts to obtain a commitment of satisfactory financing within thirty (30) days of the date of signing of this Agreement. If such commitment in a form reasonably satisfactory to CRI is not obtained or waived by CRI within such thirty (30) day period, the PRINCIPAL SHAREHOLDERS may terminate this Agreement.

                          ARTICLE VIII
       CONDITIONS PRECEDENT TO PRINCIPAL SHAREHOLDERS'
                        OBLIGATION TO CLOSE

The PRINCIPAL SHAREHOLDERS' obligation to sell, or to cause the sale of, the Shares and to take the other actions required to be taken by PRB and/or the PRINCIPAL SHAREHOLDERS at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by PRB and the PRINCIPAL SHAREHOLDERS, in whole or in part):

8.1    ACCURACY OF REPRESENTATIONS

All of CRI's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date. An inaccuracy as to a representation or warranty (considered either individually or collectively) will be deemed to be material if such inaccuracy will, or could reasonably be expected to, have an adverse effect on the business, operations, or financial condition of CRI in the amount of $10,000 or more.

8.2    CRI'S PERFORMANCE

       (a) All of the covenants and obligations that CRI is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

       (b) CRI must have delivered each of the documents required to be delivered by CRI pursuant to Section 2.4 and must have made the cash payments required to be made by CRI pursuant to Sections 2.4(b)(i) and 2.4(b)(ii).

       (c) PRB currently leases its principal office located at 43865 Airport View Drive, Hollywood, MD 20636 from Southern Maryland Property Management Associates (?SMPMA?), an entity controlled by the PRINCIPAL SHAREHOLDERS under a lease agreement dated 1 March 1997. At Closing, CRI shall cause PRB to enter into a new lease agreement with SMPMA on substantially the same provisions as the current lease except that the term of the new lease shall be three years and the "triple net" annual rent shall be fixed at $15.90 per square foot, per year, for the term of the lease. The new lease agreement shall be substantially in the form of
       Exhibit 8.2(c) hereto.

8.3    CONSENTS

Each of the Consents identified in Sections 6.1 and 6.2 of this Agreement must have been obtained, or will have been obtained prior to Closing, and must be in full force and effect.

8.4    ADDITIONAL DOCUMENTS

CRI must have caused the following documents to be delivered to the PRINCIPAL SHAREHOLDERS:

       (a)     an opinion of Counsel to CRI, dated the Closing
       Date, which is reasonably satisfactory to the PRINCIPAL
       SHAREHOLDERS and their legal counsel; and

       (b) such other documents as PRINCIPAL SHAREHOLDERS may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in
       Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of CRI, (iii) evidencing the performance by CRI of, or the compliance by CRI with, any covenant or obligation required to be performed or complied with by CRI, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5    NO INJUNCTION

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by the PRINCIPAL SHAREHOLDERS and other PRB shareholders to CRI, and
(b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

                           ARTICLE IX
                          TERMINATION

9.1    TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

       (a) by either CRI, PRB or the PRINCIPAL SHAREHOLDERS if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

       (b) (i) by CRI if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of CRI to comply with its obligations under this Agreement) and CRI has not waived such condition on or before the Closing Date; or (ii) by PRB and/or the PRINCIPAL SHAREHOLDERS, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of PRB and/or the PRINCIPAL SHAREHOLDERS to comply with their obligations under this Agreement) and PRB and the PRINCIPAL SHAREHOLDERS have not waived such condition on or before the Closing Date;

       (c)     by mutual consent of CRI, PRB and the PRINCIPAL
       SHAREHOLDERS; or

       (d) by either CRI, PRB or the PRINCIPAL SHAREHOLDERS if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 15, 1998, or such later date as the parties may agree upon.

9.2    EFFECT OF TERMINATION

Each party's right of termination under Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections
11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                           ARTICLE X
                   INDEMNIFICATION; REMEDIES

10.1   SURVIVAL; RIGHT TO INDEMNIFICATION  IS AFFECTED BY KNOWLEDGE

All representations, warranties, covenants, and obligations in this Agreement, the certificate delivered pursuant to Section 2.4(a)(v), and any other certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will be affected by any investigation conducted with respect to, or any Knowledge acquired at any time, whether before or after the execution and delivery of this Agreement and prior to the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

10.2   INDEMNIFICATION AND PAYMENT OF DAMAGES BY PRINICPAL
       SHAREHOLDERS

The PRINCIPAL SHAREHOLDERS, jointly and severally, will indemnify and hold harmless CRI, PRB, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:


       (a) any Breach of any representation or warranty made by the PRINCIPAL SHAREHOLDERS in this Agreement, or any other certificate or document delivered by the PRINCIPAL
       SHAREHOLDERS pursuant to this Agreement;

       (b) any Breach of any representation or warranty made by the PRINCIPAL SHAREHOLDERS in this Agreement as if such representation or warranty were made on and as of the Closing Date without, other than any such Breach that is disclosed and is expressly identified in the certificate delivered pursuant to Section 2.4(a)(v) as having caused the condition specified in Section 7.1 not to be satisfied;

       (c) any Breach by the PRINCIPAL SHAREHOLDER of any covenant or obligation of such the PRINCIPAL SHAREHOLDER in this Agreement;

       (d) any product shipped or manufactured by PRB prior to the Closing Date; or

       (e) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the PRINCIPAL SHAREHOLDER or PRB (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

Excluding any claims for fraud, unpaid taxes, ERISA issues and environmental issues as set forth herein ("Excluded Matters") with respect to which no limit shall apply, the liability of the PRINCIPAL SHAREHOLDERS under this Agreement shall be limited soley to a right of set off by CRI against the Promissory Notes in accordance with the terms of this Agreement. The Liability Basket and the Liability Cushion shall be used before any right of set off against the Promissory Notes and before any claims are made against the PRINCIPAL SHAREHOLDERS with respect to the Excluded Matters.

The remedies provided in this Section 10.2 are exclusive and limit any other remedies that may be available to CRI or the other
Indemnified Persons.

10.3   INDEMNIFICATION AND PAYMENT OF DAMAGES BY CRI

CRI will indemnify and hold harmless PRB and the PRINCIPAL SHAREHOLDERS, and will pay to the PRINCIPAL SHAREHOLDERS the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by CRI in this Agreement or in any certificate delivered by CRI pursuant to this Agreement, (b) any Breach by CRI of any covenant or obligation of CRI in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with CRI (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

                           ARTICLE XI
                       GENERAL PROVISIONS

11.1   EXPENSES AND TAX CONSIDERATIONS

       (a) Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. In the event of Closing under this Agreement reasonable expenses of the PRINCIPAL SHAREHOLDERS related to the transactions contemplated by the Agreement shall be paid by PRB and properly recorded on the financial statement of PRB as of the Closing.

       (b) CRI, PRB and the PRINCIPAL SHAREHOLDERS shall each consider the requests of the other with respect to the Agreement and the Contemplated Transactions in order to
       accommodate income and other tax requirements.   The
       PRINCIPAL SHAREHOLDERS shall be solely responsible for any personal income taxes resulting from this Agreement and the Contemplated Transactions.

11.2   PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as CRI determines. Unless consented to by CRI in advance or required by Legal Requirements, prior to the Closing PRB and the PRINCIPAL SHAREHOLDERS shall, and shall cause PRB to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The PRINCIPAL SHAREHOLDERS and CRI will consult with each other concerning the means by which PRB's employees, customers, and suppliers and others having dealings with PRB will be informed of the Contemplated Transactions, and CRI will have the right to be present for any such communication.

11.3   CONFIDENTIALITY

Between the date of this Agreement and the Closing Date, CRI, PRB and the PRINCIPAL SHAREHOLDERS will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of CRI and PRB to maintain in confidence, any written, oral, or other information obtained in confidence from another party or PRB in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

11.4   NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

PRB Associates, Inc.
43865 Airport View Drive
Hollywood, MD 20636
Attention:  Lawrence M. Schadegg
Facsimile No.:  (301) 373-3421

Roger A Klein, Esq.
Howrey & Simon
1299 Pennsylvania Avenue, NW
Washington, DC 20004
Facsimile No.:  (202) 383-6610

Comptek Research, Inc.
2732 Transit Road
Buffalo, NY 14224
Attention:  John J. Sciuto
Facsimile No.:  (716) 677-0014

with a copy to:
Comptek Research, Inc.
2732 Transit Road
Buffalo, NY 14224
Attention:  Randy C. Fahs
Facsimile No.:  (716) 677-0014

11.5 JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of Erie, or, if it has or can acquire jurisdiction, in the United States District Court for the Western District of New York , and each of the parties consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

11.6   FURTHER ASSURANCES

The parties agree:

       (a) to furnish upon request to each other such further information,

       (b) to execute and deliver to each other such other documents, and

       (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

11.7   WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law,
(a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

11.8   ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between CRI, PRB and the PRINCIPAL SHAREHOLDERS dated March 17,
1998) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

11.9   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that CRI may assign any of its rights under this Agreement to any Subsidiary of CRI. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

11.10  SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

11.11  SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

11.12  TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.13  GOVERNING LAW

This Agreement will be governed by the laws of the State of New
York without regard to conflicts of laws principles.

11.14  COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

COMPTEK RESEARCH, INC.                 PRB ASSOCIATES, INC.

By: ______________________             By:_____________________

Title:_____________________            Title:____________________

Date:_____________________             Date:____________________

THE PRINCIPAL SHAREHOLDERS

__________________     ______  ___________________     ______
Lawrence M. Schadegg   Date    Richard A. Bos          Date

__________________     ______  ___________________     ______
James N. Agamaite      Date    Allan D. Crane          Date

__________________     ______
Daniel T. Doherty      Date